[LOGO] The Guardian         The Guardian Insurance & Annuity Company, Inc.(GIAC)
                            Executive Office:
                            201 Park Avenue South
                            Mail Station 215-B
                            New York, New York 10003

               APPLICATION SUPPLEMENT FOR VARIABLE LIFE INSURANCE

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Please print the following information:

Section 1: Proposed Insured

This Supplement is part of the application for variable life insurance on the life of the Proposed Insured. (please print full name):

Name______________________________________________________________________
          First                   Middle                   Last

Application Number________________________________________________________

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Section 2: Death Benefit Options

Please check one of the options shown below. If no option is elected, the automatic Death Benefit Option will be Option 1.

  _______ Option 1  _______ Option 2

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Section 3: Dollar Cost Averaging Transfer Option

The portion of the Policy Account Value attributable to The Guardian Cash Fund on the date this option is elected must be at least 24 times the amount designated for transfer each month. The minimum transfer amount per fund, per month is $100. Each month, GIAC will dollar cost average from The Guardian Cash Fund the following amounts into:

$__________The Guardian Stock Fund             $__________The Guardian Bond Fund

$__________Baillie Gifford International Fund $__________Value Line Strategic Asset Management Trust

$__________Value Line Centurion Fund           $__________Other_________________
                                                               (please specify)
$__________The Fixed-Rate Option

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Dated at_______________________________ on______________________________________
                City and State                 Month        Day          Year



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Signature of Proposed Insured       Signature of Applicant/Owner if other than
                                     Proposed Insured



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 Soliciting Agent/Dealer - Print         Signature of Soliciting Agent/Dealer
  Name                                    (Witness)



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                                             State License ID Number
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